Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that, to his knowledge, the annual report on Form 10-K/A (the “Report”) of Intermost Corporation, a Wyoming corporation (the “Company”), for the period ended June 30, 2010:

1.     Fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of this Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date: March 14, 2012

By:	/s/ Chia Hsun Wu
Chia Hsun Wu,
Chief Executive Officer